WORLD MONITOR TRUST III SERIES G CLASS 1

Unaudited Account Statement

For the Month Ending January 31, 2007

Dear Interest Holder:

Enclosed is the report for the period of January 31, 2007 for World Monitor Trust III Series G Class 1. The net asset value of an interest as of January 31, 2007 was $97.80, a decrease of -2.37% from the December 31, 2006 value of $100.18. The calendar year-to-date return for World Monitor Trust III Series G Class 1 was a decrease of -2.37% as of January 31, 2007.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	$35,515.35
Change in Unrealized Gain/(Loss)	$(56,992.78)
Gain/(Loss) on Other Investments	$(972.74)
Brokerage Commission	$(323.91)

Total Trading Income	$(22,774.08)

Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$172.01
Management Fees	$445.98
Advisory Fees	$2,187.49
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$4,287.79

Total Expenses	$7,093.27

Interest Income	$4,525.15

Net Income(Loss) from the Period	$(25,342.20)

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$1,070,345.47	$100.18
Addition	$0.00
Withdrawal	$(1,956.09)
Net Income/(Loss)	$(25,342.20)

Month End	$1,043,047.18	$97.80

Monthly Rate of Return	-2.37%
Year to Date Rate of Return	-2.37%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series G Class 1

WORLD MONITOR TRUST III SERIES H CLASS 1

Unaudited Account Statement

For the Month Ending January 31, 2007

Dear Interest Holder:

Enclosed is the report for the period of January 31, 2007 for World Monitor Trust III Series H Class 1. The net asset value of an interest as of January 31, 2007 was $89.44, a decrease of -1.20% from the December 31, 2006 value of $90.53. The calendar year-to-date return for World Monitor Trust III Series H Class 1 was a decrease of -1.20% as of January 31, 2007.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	$(11,876.95)
Change in Unrealized Gain/(Loss)	$2,233.70
Gain/(Loss) on Other Investments	$379.05
Brokerage Commission	$(227.65)

Total Trading Income	$(9,491.85)

Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$148.42
Management Fees	$442.36
Advisory Fees	$2,635.06
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$4,275.15

Total Expenses	$7,500.99

Interest Income	$4,245.74

Net Income(Loss) from the Period	$(12,747.10)

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$1,061,657.56	$90.53
Addition	$0.00
Withdrawal	$(17,904.35)
Net Income/(Loss)	$(12,747.10)

Month End	$1,031,006.11	$89.44

Monthly Rate of Return	-1.20%
Year to Date Rate of Return	-1.20%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series H Class 1

WORLD MONITOR TRUST III SERIES I CLASS 1

Unaudited Account Statement

For the Month Ending January 31, 2007

Dear Interest Holder:

Enclosed is the report for the period of January 31, 2007 for World Monitor Trust III Series I Class 1. The net asset value of an interest as of January 31, 2007 was $99.14, a decrease of -0.27% from the December 31, 2006 value of $99.40. The calendar year-to-date return for World Monitor Trust III Series I Class 1 was a decrease of -0.27% as of January 31, 2007.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	$1,508.64
Change in Unrealized Gain/(Loss)	$(1,591.97)
Gain/(Loss) on Other Investments	$(13.18)
Brokerage Commission	$(188.40)

Total Trading Income	$(284.91)

Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$59.38
Management Fees	$151.54
Advisory Fees	$597.47
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$1,456.03

Total Expenses	$2,264.42

Interest Income	$1,576.08

Net Income(Loss) from the Period	$(973.25)

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$363,697.79	$99.40
Addition	$0.00
Withdrawal	$0.00
Net Income/(Loss)	$(973.25)

Month End	$362,724.54	$99.14

Monthly Rate of Return	-0.27%
Year to Date Rate of Return	-0.27%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series I Class 1

WORLD MONITOR TRUST III SERIES J CLASS 1

Unaudited Account Statement

For the Month Ending January 31, 2007

Dear Interest Holder:

Enclosed is the report for the period of January 31, 2007 for World Monitor Trust III Series J Class 1. The net asset value of an interest as of January 31, 2007 was $97.02, a decrease of -1.20% from the December 31, 2006 value of $98.20. The calendar year-to-date return for World Monitor Trust III Series J Class 1 was a decrease of -1.20% as of January 31, 2007.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	$596,155.35
Change in Unrealized Gain/(Loss)	$(1,239,585.12)
Gain/(Loss) on Other Investments	$(13,451.45)
Brokerage Commission	$(23,338.36)

Total Trading Income	$(680,219.58)

Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$10,337.42
Management Fees	$27,664.95
Advisory Fees	$136,287.74
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$221,319.63

Total Expenses	$395,609.74

Interest Income	$276,988.75

Net Income(Loss) from the Period	$(798,840.57)

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

	Total	NAV Per Unit
Beginning of Month	$66,395,888.78	$98.20
Addition	$2,666,580.00
Withdrawal	$(951,000.35)
Net Income/(Loss)	$(798,840.57)

Month End	$67,312,627.86	$97.02

Monthly Rate of Return	-1.20%
Year to Date Rate of Return	-1.20%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series J Class 1

WORLD MONITOR TRUST III SERIES G CLASS 2

Unaudited Account Statement

For the Month Ending January 31, 2007

Dear Interest Holder:

Enclosed is the report for the period of January 31, 2007 for World Monitor Trust III Series G Class 2. The net asset value of an interest as of January 31, 2007 was $96.85, a decrease of -2.21% from the December 31, 2006 value of $99.04. The calendar year-to-date return for World Monitor Trust III Series G Class 2 was a decrease of -2.21% as of January 31, 2007.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	$38,824.01
Change in Unrealized Gain/(Loss)	($62,302.30)
Gain/(Loss) on Other Investments	($1,063.36)
Brokerage Commission	($354.09)

Total Trading Income	($24,895.74)

Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$188.04
Management Fees	$487.69
Advisory Fees	$2,391.28
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$2,738.05

Total Expenses	$5,805.06

Interest Income	$4,863.46

Net Income(Loss) from the Period	($25,837.34)

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)
	Total	NAV Per Unit
Beginning of Month	$1,170,448.43	$99.04
Addition	$0.00
Withdrawal	$0.00
Net Income/(Loss)	($25,837.34)

Month End	$1,144,611.09	$96.85

Monthly Rate of Return	-2.21%
Year to Date Rate of Return	-2.21%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series G Class 2

WORLD MONITOR TRUST III SERIES H CLASS 2

Unaudited Account Statement

For the Month Ending January 31, 2007

Dear Interest Holder:

Enclosed is the report for the period of January 31, 2007 for World Monitor Trust III Series H Class 2. The net asset value of an interest as of January 31, 2007 was $83.27, a decrease of -1.04% from the December 31, 2006 value of $84.14. The calendar year-to-date return for World Monitor Trust III Series H Class 2 was a decrease of -1.04% as of January 31, 2007.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	($4,981.42)
Change in Unrealized Gain/(Loss)	$936.86
Gain/(Loss) on Other Investments	$158.98
Brokerage Commission	($95.48)

Total Trading Income	($3,981.06)

Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$62.25
Management Fees	$185.54
Advisory Fees	$1,105.19
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$1,051.01

Total Expenses	$2,403.99

Interest Income	$1,762.11

Net Income(Loss) from the Period	($4,622.94)

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)
	Total	NAV Per Unit
Beginning of Month	$445,305.41	$84.14
Addition	$0.00
Withdrawal	$0.00
Net Income/(Loss)	($4,622.94)

Month End	$440,682.47	$83.27
Monthly Rate of Return	-1.04%
Year to Date Rate of Return	-1.04%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series H Class 2

WORLD MONITOR TRUST III SERIES J CLASS 2

Unaudited Account Statement

For the Month Ending January 31, 2007

Dear Interest Holder:

Enclosed is the report for the period of January 31, 2007 for World Monitor Trust III Series J Class 2. The net asset value of an interest as of January 31, 2007 was $95.71, a decrease of -1.03% from the December 31, 2006 value of $96.71. The calendar year-to-date return for World Monitor Trust III Series J Class 2 was a decrease of -1.03% as of January 31, 2007.

STATEMENT OF INCOME(LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	$33,920.68
Change in Unrealized Gain/(Loss)	($71,078.55)
Gain/(Loss) on Other Investments	($766.78)
Brokerage Commission	($1,319.27)

Total Trading Income	($39,243.92)

Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$588.51
Management Fees	$1,575.83
Advisory Fees	$7,795.48
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$6,303.30

Total Expenses	$16,263.12

Interest Income	$16,391.95

Net Income(Loss) from the Period	($39,115.09)

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)
	Total	NAV Per Unit
Beginning of Month	$3,781,983.14	$96.71
Addition	$598,273.00
Withdrawal	($100,000.00)
Net Income/(Loss)	($39,115.09)

Month End	$4,241,141.05	$95.71
Monthly Rate of Return	-1.03%
Year to Date Rate of Return	-1.03%

Should you have any questions, please contact your Financial Advisor. For account status inquiries, contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series J Class 2